Exhibit 10.32

AMENDMENT NO. 3

TO THE

RENAISSANCERE HOLDINGS LTD.

NON-EMPLOYEE DIRECTOR STOCK PLAN

This Amendment No. 3 (the “Amendment”) to the RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan, as amended and restated effective June 1, 2002, and further amended on February 28, 2007, and again on May 9, 2008 (the “Plan”), is made effective as of this 19th day of December 2008.

WHEREAS, RenaissanceRe Holdings Ltd. (the “Company”) maintains the Plan; and

WHEREAS, pursuant to Section 9 of the Plan, the Compensation and Corporate Governance Committee of the Company’s Board of Directors (the “Committee”) has the authority to amend the Plan and believes it to be in the best interests of the Company to do so; and

WHEREAS, the Committee has determined it to be in the best interests of the Company to reduce the number of share available under the Plan; and

WHEREAS, the Committee has authorized the undersigned officer to execute this Amendment.

NOW, THEREFORE, Section 4.3 of the Plan is hereby amended as follows:

1.	By replacing the number “1,050,000” therein with the number “750,000”.

Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

*            *            *

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 19th day of December 2008, on behalf of the Committee.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Stephen H. Weinstein
Stephen H. Weinstein SVP and Corporate Secretary